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                                                               Exhibit (a)(1)(D)
                         NOTICE OF GUARANTEED DELIVERY
[SPARK LOGO]                          FOR
                        TENDER OF SHARES OF COMMON STOCK
                            AND CLASS A COMMON STOCK
                                       OF

                         GLOBALNET FINANCIAL.COM, INC.
                                       TO

                          GLOBALNET ACQUISITIONS INC.,
                          A WHOLLY OWNED SUBSIDIARY OF

                               NEWMEDIA SPARK PLC
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)
     As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of common stock or class A common stock, par value $.001 per share together with the rights to purchase the Series A Junior Participating Preferred Stock and the Series B Junior
Participating Preferred Stock pursuant to the Rights Agreement, dated July 19,
2001, between the Company (as defined below) and The Bank of New York, as Rights
Agent (the "Shares"), of GlobalNet Financial.com, Inc., a Delaware corporation
(the "Company"), are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration
Date (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase).
                        The Depositary for the Offer is:
                              THE BANK OF NEW YORK
WITHIN THE U.S.

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
By Registered or Certified Mail     By Facsimile Transmission       By Hand or Overnight Courier
  Tender & Exchange Department   (for Eligible Institutions Only)   Tender & Exchange Department
         P.O. Box 11248                   (212) 815-6213                 101 Barclay Street
     Church Street Station       For Confirmation Only Telephone:    Receive and Deliver Window
 New York, New York 10286-1248            (212) 815-6156              New York, New York 10286
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OUTSIDE THE U.S.

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
        By Registered or Certified Mail                  By Hand or Overnight Courier
               30 Cannon Street                                30 Cannon Street
                London EC4M 6XH                                 London EC4M 6XH
                United Kingdom                                  United Kingdom
             Attn: Julie McCarthy                            Attn: Julie McCarthy

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

     The undersigned hereby tenders to GlobalNet Acquisitions Inc., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of NewMedia SPARK plc, a company organized under the laws of England and Wales, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated July 25, 2001 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.
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

Number of Shares                                   Address(es):
Certificate Nos. (if available)                    --------------------------------------------
                                                   (ZIP CODE)
(Check box if Shares will be tendered by           Daytime Area Code and Tel. No.:
book-entry transfer)                               Signature(s):
                                                   --------------------------------------------
     [ ] The Depositary Trust Company              --------------------------------------------
Account Number                                     --------------------------------------------
Dated
Name(s) of Record Holder(s):
--------------------------------------------
PLEASE PRINT
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                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program or the New York Stock Exchange Guarantee Program or the Stock Exchange Medallion Program or an "eligible guarantor institution", as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three New York Stock Exchange trading days (as defined in the Letter of Transmittal) after the date hereof.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.



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

--------------------------------------------       ---------------------------------------------
             NAME OF FIRM                                       AUTHORIZED SIGNATURE


--------------------------------------------       Name:
             ADDRESS(ES):                               ----------------------------------------
                                                                 PLEASE TYPE OR PRINT

--------------------------------------------       Title:
               ZIP CODE                                  ---------------------------------------

Area Code and Tel. No.:                            Dated:
                       ---------------------             ---------------------------------------
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 NOTE:  DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES
        SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.
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